                                                                 EXHIBIT d(3)(i)


                                   SCHEDULE A

                              WITH RESPECT TO THE

                        INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST
                                      AND
                              ING INVESTMENTS, LLC

                                                           ANNUAL INVESTMENT MANAGEMENT FEE
SERIES                                              ---------------------------------------------
-------------------------                           (as a percentage of average daily net assets)
ING Convertible Fund                                0.75% of the first $500 million of assets
                                                    0.675% of the next $500 million of assets
                                                    0.65% of the assets in excess of $1 billion

ING Equity and Bond Fund                            0.75% of the first $500 million of assets
                                                    0.675% of the next $500 million of assets
                                                    0.65% of the assets in excess of $1 billion

ING LargeCap Growth Fund                            0.75% of the first $500 million of assets
                                                    0.675% of the next $500 million of assets
                                                    0.65% of the assets in excess of $1 billion